Exhibit 99.4

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of (“Effective Date”), by and between Poore Brothers, Inc., a Delaware corporation, (the “Company”), and Richard M. Finkbeiner, (the “Executive”).

WITNESSETH:

WHEREAS, Executive is not currently employed with the Company and the Company desires to attract and retain the services of Executive, and Executive desires to become employed by the Company, on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

1.             Employment.  The Company agrees to employ Executive as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, and Executive accepts such employment and agrees to perform full-time employment services for the Company, subject always to resolutions of the Board of Directors of the Company (the “Board”), for the period and upon the other terms and conditions set forth in this Agreement.

2.             Term.  The term of Executive’s employment hereunder (the “Term”) shall commence on the Effective Date, and shall continue until this Agreement is terminated upon written notice by either party as set forth in Section 6 below, for any reason whatsoever, this being an “at will” employment agreement.  Sections 6 and 7 of this Agreement shall govern the amount of any compensation to be paid to Executive upon termination of this Agreement and his employment.

3.             Position and Duties.

3.1.          Service with the Company.  During the Term of this Agreement, Executive agrees to perform such executive employment duties as the Board or the President shall reasonably assign to him from time to time.

3.2.          No Conflicting Duties.  Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the Term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement or Executive’s fiduciary obligations to the Company.

4.             Compensation and Benefits.

4.1.          Base Salary.  As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive an annual salary of $225,000.00 (the “Base Salary”).  The Base Salary shall be subject to review and change at the discretion of the Board (or its Compensation Committee), however, the Base Salary may not be decreased without the written consent of the Executive.  The Company shall pay the Base Salary to Executive on the Company’s regularly scheduled paydays in accordance with the Company’s normal payroll procedures and policies.

4.2.          Bonuses.

4.2.1        Executive may be eligible for annual bonuses as determined by the Board (or its Compensation Committee) in its discretion.

4.3.          Stock Options.  Within thirty (30) days after the Effective Date, the Company and Executive will enter into a Stock Option Award Agreement (the “Award Agreement”), in the form attached hereto as Exhibit A, pursuant to which the Company shall grant to Executive, under the Company’s current Option Plan, options to purchase 175,000 shares of the Company’s Common Stock, on the terms and conditions set forth in the Award Agreement and the Option Plan.

4.4.          Participation in Benefit Plans.  Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company’s executive employees, including, without limitation, medical, dental, vision, disability, life insurance, 401(k) plan, sick days, vacation, and holidays.  Executive’s participation in any such plan or program shall be subject to the provisions, rules, and regulations applicable thereto.  In addition, during the Term of this Agreement, Executive shall be eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by Company on substantially the same or a more favorable basis as any other employee of Company.

4.5.          Business Expenses.  In accordance with the Company’s policies established from time to time, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate supporting documentation.

4.6.          Other Benefits.  During the Term of this Agreement, the Company shall furnish to Executive the following benefits:

4.6.1.       Automobile Allowance.  The Company shall pay Executive $650.00 per month as an automobile allowance, less any required withholdings for tax purposes (the “Monthly Car Allowance”).  Executive shall procure and maintain adequate insurance coverage on the automobile he uses for Company purposes.  Executive acknowledges that he may recognize taxable income in connection with these payments and that these amounts will be reflected on Executive’s W-2, if required by law.

4.6.2.       Cellular Telephone.  The Company shall furnish to Executive a mobile or cellular telephone for Executive’s use and shall pay all charges in connection therewith (except Executive shall reimburse the Company for the charges each month that are in excess of $200 of charges in such month that are not accounted for by Executive as charges for the purposes of the Company).  The telephone to be furnished to Executive shall be agreed upon by the Company and Executive from time to time.

5.             Relocation.  Poore Brothers will directly reimburse service providers (acceptable documentation required) relating to your physical move from Weston Florida to a maximum amount of $100,000.  This reimbursement is intended for payment of fees and costs related to third-party assistance in the sale of your home and the physical move of personal property to a residence within Maricopa County, Arizona. In no case or under any circumstances will the total payment of expenses exceed $100,000, nor will any other liabilities related to the sale of property be assumed by the Company.  Poore Brothers agrees that should the total cost of reimbursements related to the sale of your property and your physical move be less that the $100,000 allocated for such purpose, that the Company will pay you the difference between the total cost and $100,000 in the form of a “signing bonus”, the proceeds of which will be considered income for tax withholding purposes.

In addition to the amount listed above, Poore Brothers will pay up to $6,000 for temporary living costs beginning on your start date and concluding when either (i) the $6,000 allotted has been exhausted or (ii) at such time as you close on a permanent residence in Maricopa County, Arizona.

Executive acknowledges that certain of these reimbursements made of his behalf may have tax consequences to him and that consultation with a tax professional to clearly understand which, if any, create personal liability or create taxable income, is his responsibility.

In the event Executive voluntarily leaves the Company’s employment prior to the Executive’s completion of twelve (12) months of employment, or Executive’s immediate family fails to move permanently to Maricopa County, Arizona within 90 days of the Effective Date, Executive shall repay to the Company within three (3) months all expenses paid on the Executive’s behalf, including expenses for temporary living.

6.             Termination.

6.1.          Disability.  At the Company’s election, Executive’s employment and this Agreement shall terminate upon Executive’s becoming totally or permanently disabled for a period of ninety (90) days or more in any twelve (12) month period.  For purposes of this Agreement, the term “totally or permanently disabled” or “total or permanent disability” means Executive’s inability on account of sickness or accident, whether or not job-related, to engage in regularly or to perform adequately his assigned duties under this Agreement.  A reasonable determination by the Company of the existence of a disability shall be conclusive for all purposes hereunder.  In making such determination of disability, the Company may utilize such advice and consultation as the Company deems appropriate, but there is no requirement of procedure or formality associated with the making of a determination of disability.

6.2.          Death of Executive.  Executive’s employment and this Agreement shall terminate immediately upon the death of Executive.

6.3.          Termination for Cause.  The Company may terminate Executive’s employment and this Agreement at any time for “Cause” (as hereinafter defined) immediately upon written notice to Executive.  As used herein, the term “Cause” shall mean that Executive shall have in the reasonable judgment of the Board (i) committed a criminal act or a single act of fraud, embezzlement, breach of trust, or an act of gross misconduct, or (ii) violated any material written Company policy or rules of the Company, unless cured by Executive within 30 days following written notice thereof to Executive, or (iii) Executive’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to the Company, or (iv) refused to follow the reasonable written directions given by the Board or its designee or breached any covenant or obligation under this Agreement or other agreement with the Company, unless cured by Executive within 30 days following written notice thereof to Executive.

6.4.          Resignation.  Executive’s employment and this Agreement shall terminate on the earlier of the date that is one (1) month following the written submission of Executive’s resignation to the Company or the date such resignation is accepted by the Company.

6.5.          Termination Without Cause.  The Company may terminate Executive’s employment and this Agreement without cause upon written notice to Executive.  Termination “without cause” shall mean termination of employment on any basis (including no reason or no cause) other than termination of Executive’s employment hereunder pursuant to Sections 6.1, 6.2, 6.3, or 6.4.

6.6.          Surrender of Records and Property.  Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all credit cards, computer equipment, cellular telephone, records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, that are the property of the Company and that relate in any way to the business, strategies, products, practices, processes, policies or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company that in any of these cases are in his possession or under his control, and Executive shall also remove all such information from any personal computers and other electronic devices that he owns or controls.

7.             Compensation Upon the Termination of Executive’s Employment.

7.1.          In the event that Executive’s employment and this Agreement are terminated pursuant to Section 6.1 (Disability), 6.3 (Cause), or 6.4 (Resignation), then Executive shall be entitled to receive Executive’s then current Base Salary through the date his employment is terminated, but no other compensation of any kind or amount.

7.2.          In the event Executive’s employment and this Agreement are terminated pursuant to Section 6.2 (Death), Executive’s beneficiary or a beneficiary designated by Executive in writing to the

Company, or in the absence of such beneficiary, Executive’s estate, shall be entitled to receive Executive’s then current Base Salary through the end of the month in which his death occurs, but no other compensation of any kind or amount.

7.3.          Unless Section 8 applies, in the event Executive’s employment and this Agreement are terminated by the Company pursuant to Section 6.5 (Without Cause), the Company shall pay to Executive, as a severance allowance, the following amounts, but no other compensation or benefits of any kind: (a) his then current monthly Base Salary and Executive’s Monthly Car Allowance for the nine (9) month period following the date of termination, paid on the Company’s regular paydays throughout that 9-month period; (b) for Executive’s benefit, up to $10,000.00 for outplacement services for Executive with an outplacement firm selected by Executive; (c) within thirty (30) days after termination of Executive’s employment, any amounts payable under any bonus plans for which Executive is eligible to participate as of the date of the termination of his employment, after pro rating all targets, quotas, and bonus payments as of the termination date, regardless when such bonus may be due under the bonus plan.  Executive shall be entitled to receive these benefits and payments only if he complies with his continuing obligations to the Company as set forth in this Agreement.

7.4.          In the event that Executive’s employment and this Agreement are terminated pursuant to 6.4 (Resignation) within twelve (12) months after a Change in Control (as defined in Section 8.1 below), the Company shall pay, for Executive’s benefit, up to $10,000.00 for outplacement services for Executive with an outplacement firm selected by Executive.

8.             Change in Control.  In the event of both a Change in Control (as defined below) and the occurrence of Good Reason (as defined below), the Company shall, within thirty (30) days after occurrence of the last of these conditions, pay Executive a lump sum amount equal to the sum of (a) 200% of Executive’s then current annual Base Salary; (b) Executive’s Monthly Car Allowance for twelve (12) months; and (c) any amounts payable under any bonus plans for which Executive is eligible to participate as of the date of the Change of Control, after pro rating all targets, quotas, and bonus payments as of the date of the Change in Control, regardless when such bonus may be due under the bonus plan.  Executive shall be entitled to receive these benefits and payments only if he complies with his continuing obligations to the Company as set forth in this Agreement.

8.1.          Definition of Change in Control.  As used herein, a “Change in Control” means both: (i) a change in the composition of the Board, as a result of which less than a majority of the incumbent directors are directors who either (x) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (y) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; and (ii) one of the following events has occurred:  (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 30% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization; or (b) the sale, transfer, or other disposition of all or substantially all of the Company’s assets.  A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

8.2.          Definition of Good Reason.  As used herein, “Good Reason” means any of the following:  (i) termination by the Company of Executive’s employment and this Agreement without cause (as that term is defined in Section 6.5) within three (3) months before, or within twelve (12) months after, a Change in Control; (ii) a material reduction in Executive’s title, status, authority, or responsibility at the Company within twelve (12) months after a Change in Control; (iii) within twelve (12) months after a Change in Control, there is a material reduction in the benefits that were in effect for the Executive immediately prior to the Change in Control, and comparable reductions have not been made in the benefits of the other members of senior management of the Company; (iv) except with Executive’s prior written consent, relocation of Executive’s principal place of employment to a location outside Maricopa County, Arizona within twelve (12) months following a Change in Control; or (v) any material breach by the Company of its material obligations under this Agreement within twelve (12) months following a Change in Control.

9.             Release.  As a condition precedent to the Company’s obligation to provide Executive with the amounts set forth in Section 7.3, Section 7.4, or Section 8, Executive must first execute and deliver to the Company a legal release, in form and substance acceptable to the Company, in which Executive releases the Company and its affiliates, directors, officers, employees, agents, and others affiliated with the Company from any and all claims, including claims relating to the Executive’s employment with the Company, the termination of Executive’s employment, if applicable, and any facts constituting Good Reason.

10.           Ventures.  If, during the Term of this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program, or venture involving the Company and a third party or parties, all rights in the project, program, or venture shall belong to the Company and shall constitute a corporate opportunity belonging exclusively to the Company. Except as approved in writing by the Board, Executive shall not be entitled to any interest in such project, program, or venture or to any commission, finder’s fee, or other compensation in connection therewith other than the Base Salary to be paid to Executive as provided in this Agreement.

11.           Restrictions.

11.1.        Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

11.1.1.     “Trade Secrets” means information that is not generally known about the Company or its business, including without limitation about its products, recipes, projects, designs, developmental or experimental work, computer programs, data bases, know-how, processes, customers, suppliers, business plans, marketing plans and strategies, financial or personnel information, and information obtained from third parties under confidentiality agreements.  “Trade Secrets” also means formulas, patterns, compilations, programs, devices, methods, techniques, or processes that derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  In particular, the parties agree and acknowledge that the following list, which is not exhaustive and is to be broadly construed, enumerates some of the Company’s Trade Secrets, the disclosure of which would be wrongful and would cause irreparable injury to the Company: (i) recipes for the Company’s specialty potato chips and other salted snack foods; (ii) manufacturing processes for the foregoing products; (iii) pricing information; (iv) product development, marketing, sales, customer, and supplier information related to any Company product or service available commercially or in any stage of development during Executive’s employment with the Company; and (v) Company marketing and business strategies, ideas, and concepts.  Executive acknowledges that the Company’s Trade Secrets were and are designed and developed by the Company at great expense and over lengthy periods of time, are secret, confidential, and unique, and constitute the exclusive property of the Company.

11.1.2.     “Restricted Field” means the business of manufacturing, developing, marketing, and/or selling specialty potato chips or other salted snack foods.  The Company is in the business of developing, manufacturing, and selling these products in the Business Territory.

11.1.3.     “Non-Competition Period” means a period of 12 months after the termination of Executive’s employment with the Company unless a court of competent jurisdiction determines that that Period is unenforceable under applicable law because it is too long, in which case the Non-Competition Period shall be for the longest of the following periods that the court determines is reasonable under the circumstances:  11 months, 10 months, 9 months, 8 months, 7 months, or 6 months after the termination of Executive’s employment with the Company.

11.1.4.     “Business Territory” means the entire United States, unless a court of competent jurisdiction determines that that geographic scope is unenforceable under applicable law because it is too broad, in which case the Business Territory shall be amended by eliminating geographical areas and states from the following list until the Business Territory is determined to be reasonable:  Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Washington, District of Columbia, West Virginia, Wisconsin, Wyoming, Maricopa County, Arizona, Phoenix, Arizona.  The parties acknowledge and agree that if any of the geographic areas or States listed above are required by law to be eliminated, it would be fair and appropriate to do so in the inverse order of the volume of revenue received in the prior twelve (12) months by the Company from such area or State at the time of determination.

11.1.5.     “Non-Solicitation Period” means a period of 12 months after the termination of Executive’s employment with the Company.

11.2.        Non-Disclosure Obligations.  Executive shall not at any time, during or after the Term of this Agreement, without the express written consent of an officer of the Company, publish, disclose, or divulge to any person, firm or corporation, or use directly or indirectly for the Executive’s own benefit or for the benefit of any person, firm, corporation or entity other than the Company, any Trade Secrets of the Company.

11.3.        Non-Competition Obligations.  Executive acknowledges the substantial amount of time, money, and effort that the Company has spent and will spend in developing its products and other strategically important information (including Trade Secrets), and agrees that during the Non-Competition Period, Executive will not, alone or with others, directly or indirectly, as an employee, agent, consultant, advisor, owner, manager, lender, officer, director, employee, partner, stockholder, or otherwise, engage in any Restricted Field activities in the Business Territory, nor have any such relationship with any person or entity that engages in Restricted Field activities in the Business Territory; provided, however, that nothing in this Agreement will prohibit Executive from owning a passive investment of less than one percent of the outstanding equity securities of any company listed on any national securities exchange or traded actively in any national over-the-counter market so long as Executive has no other relationship with such company in violation of this Agreement.  The Non-Competition Period set forth in this Section 11.3 shall be tolled during any period in which the Executive is in breach of the restriction set forth herein.

11.4.        Agreement Not to Solicit Customers.  Executive agrees that during Executive’s employment with the Company hereunder and during the Non-Solicitation Period, Executive will not, either directly or indirectly, on Executive’s own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any business that engages in Restricted Field activities in the Business Territory (i) any person or entity whose account with the Company was sold or serviced by or under the supervision of Executive during the twelve (12) months preceding the termination of such employment, or (ii) any person or entity whose account with the Company has been directly solicited at least twice by the Company within the year preceding the termination of employment (the “Customers”).  The Non-Solicitation Period set forth in this Section 11.4 shall be tolled during any period in which the Executive is in breach of the restriction set forth herein.

11.5.        Agreement Not to Solicit Employees.  Executive agrees that during Executive’s employment with the Company hereunder and during the Non-Solicitation Period, Executive will not, either directly or indirectly, on Executive’s own behalf or in the service or on the behalf of others solicit, divert, or hire away, or attempt to solicit, divert, or hire away any person then employed by the Company, nor encourage anyone to leave the Company’s employ.  The Non-Solicitation Period set forth in this Section 11.5 shall be tolled during any period in which the Executive is in breach of the restriction set forth herein.

11.6.        Non-Disparagement.  Executive agrees that during Executive’s employment with the Company hereunder and thereafter, he will not, either directly or indirectly, disparage, defame, or besmirch the reputation, character, or image of the Company or its products, services, employees, directors, or officers.

11.7.        Reasonableness.  Executive and the Company agree that the covenants set forth in this Agreement are appropriate and reasonable when considered in light of the nature and extent of the Company’s business. Executive further acknowledges and agrees that (i) the Company has a legitimate interest in protecting the Company’s business activities and its current, pending, and potential Trade Secrets; (ii) the covenants set forth herein are not oppressive to Executive and contain reasonable limitations as to time, scope, geographical area, and activity; (iii) the covenants do not harm in any manner whatsoever the public interest; (iv) Executive’s chosen profession, trade, or business is in manufacturing, developing, and marketing retail food products (the “Profession”) (v) the Restricted Field is only a very small or limited part of the Profession, and Executive can work in many different jobs in Executive’s Profession besides those in the Restricted Field; (vi) the covenants set forth herein do not completely restrain Executive from working in Executive’s Profession, and Executive can earn a livelihood in Executive’s Profession without violating any of the covenants set forth herein; (vii) Executive has received and will receive substantial consideration for agreeing to such covenants, including without limitation the consideration to be received by Executive under this Agreement; (viii) if Executive were to work for a competing company that engages in activities in the Restricted Field, there would be a substantial risk that Executive would inevitably disclose Trade Secrets to that company; (ix) the Company competes with other companies that engage in Restricted Field Activities in the Business Territory, and if Executive were to engage in prohibited activities in the Restricted Field within the Business Territory, it would harm the Company; (x) the Company expends considerable resources on hiring, training, and retaining its employees and if Executive were to engage in prohibited activities during the Non-Solicitation Period, it would harm the Company; and (xi) the Company expends considerable resources acquiring, servicing, and retaining its Customers and if Executive were to engage in prohibited activities during the Non-Solicitation Period, it would harm the Company.

12.           Other Agreements.  Executive reaffirms Executive’s obligations set forth in the Employee Proprietary Rights Agreement attached hereto as Exhibit B.  Executive further acknowledges and agrees that he will comply with all other Company policies and procedures, including, without limitation, the Company’s Insider Trading policy.

13.           Assignment.  This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or (iii) of which 30% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company.  Upon such assignment by the Company, the Company shall attempt to obtain the assignees’ written agreement enforceable by Executive to assume and perform, from and after the date of such assignment, the terms, conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 13.

14.           Other Provisions.

14.1.        Governing Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Arizona without reference to conflicts of law provisions thereof.

14.2.        Injunctive Relief.  Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement.  Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement.  This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

14.3.        Prior Agreements.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations, or warranties relating to the subject matter of this Agreement which are not set forth herein.

14.4.        Withholding Taxes and Right of Offset.  The Company may withhold from all payments and benefits under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.  Executive agrees that the Company may offset any payments owed to Executive pursuant to this Agreement or otherwise against any amounts owed by the Executive to the Company.

14.5.        Amendments.  No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by Executive and the Company.

14.6.        No Waiver.  No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

14.7.        Severability.  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

14.8.        Survivability.  Sections 7, 8, 9, 11, 12, 13, and 14 of this Agreement shall survive the termination of this Agreement and the termination of Executive’s employment with the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

“Company”: Poore Brothers, Inc.

By:

Title:

“Executive”:

Richard M. Finkbeiner

Exhibit B

Poore Brothers, Inc. Proprietary Rights Agreement

THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS WHICH ARE BINDING.  PLEASE READ IT IN FULL BEFORE YOU SIGN

I recognize the importance of protecting the Company’s relationships and its rights to inventions, discoveries, ideas, confidential information and other intellectual property, and for good and valuable consideration which I have received, including my engagement to provide services to the Company as an independent contractor or at-will employee (in either event referred to hereinafter as my “Relationship with the Company,”) or the continuation of my Relationship with the Company, I agree to the following:

1.             DEFINITIONS.  For the purposes of this Agreement:

(a)           “Company” means Poore Brothers, Inc., and its subsidiaries.

(b)           “Creation” means any invention, discovery, idea, concept, design, process, work of authorship, development or improvement (whether or not subject to copyright or patent protection and whether or not reduced to practice by me):  (i) relating to any past, present or reasonably anticipated business of the Company and which is or was created or otherwise developed during my Relationship with the Company, (ii) which is or was created or otherwise developed while performing work for the Company, or (iii) which is or was created or otherwise developed at any time using equipment, supplies, facilities, information or proprietary rights or other property of the Company.

(c)           “Computer Information” means all information and communications created, received, or stored on or passed through the Company’s computer and communications systems.  Among other things, Computer Information includes all of my files, voice mail and e-mail.

(d)           “Confidential Information” means information (including information created by me) which is not generally known about the Company or its business, including without limitation about its products, projects, designs, developmental or experimental work, computer programs, software, data bases, know-how, processes, formulas, recipes, manufacturing processes, customers, suppliers, business plans, marketing plans and strategies, finances, or personnel, and information obtained from third parties under confidentiality agreements.

2.             OWNERSHIP OF CREATIONS

(a)           Inventions Retained.  I represent that all matters which I have created or otherwise developed prior to my Relationship with the Company or my signing this Agreement, which I wish to exclude from my obligations to the Company under this agreement, are listed below.  If no items are  listed below, I represent that there are no such matters to be excluded.

(b)           Assignment of Creations.  I hereby agree to hold in trust for the sole right and benefit of the Company and assign to the Company all my right, title and interest in and to any and all Creations created or otherwise developed, alone or in conjunction with others.  I further agree to assign to any third party, including the United States government, all my right, title and interest in and to any and all Creations whenever such assignment is requested by a contract between the Company and such third party.

(c)           Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Creations made by me, in the form of notes, sketches, drawings and other notations which may be specified by the Company, which records shall be available to and remain the sole property of the Company at all times.

(d)           Disclosure of Creations and Filings.  I agree to promptly disclose to the Company in writing all Creations created or otherwise developed by me alone or in conjunction with others, as well as any and all patent applications or copyright registrations filed by me during and within one (1) year after termination of my Relationship with the Company.

(e)           Assistance.  During and after the period of my Relationship with the Company, I agree that I will give the Company all assistance it reasonably requires (at the Company’s expense) to file for, maintain, protect and enforce the Company’s patents, copyrights, trademarks, trade secrets and other rights in Creations, in any and all countries.  To that end I will sign documents and do other acts which the Company may determine necessary or desirable including, without limitation, giving evidence and testimony in support of the Company’s rights hereunder.

(f)            Intellectual Property Rights in Works of Authorship.  I acknowledge and agree that any intellectual property rights in Creations which are works of authorship belong to the Company and are “works made for hire” within the definition of section 101 of the United States Copyright Acts of 1976, Title 17, United States Code.  The Company or any of its direct or indirect licensees shall not be obligated to designate me as author of any design, software, firmware, related documentation, or any other work of authorship when distributed publicly or otherwise, nor to make any distribution.

3.             CONFIDENTIAL INFORMATION

(a)           Ownership of Confidential Information.  All Confidential Information which I create or otherwise develop or which comes into my possession or that previously came into my possession shall be and remain the exclusive property of the Company.

(b)           No Disclosure of Confidential Information. Unless authorized in writing by the Company, I will maintain all Confidential Information in confidence and, except as necessary in conjunction with my work for the Company, will not copy or make notes of, divulge to anyone outside the Company or use any of the Confidential Information for my own or another’s benefit, either during or after the term of my Relationship with the Company.  I agree that I will promptly disclose to the Company all Confidential Information developed by me.  I will abide by any policies and procedures adopted from time to time by the Company to facilitate such disclosures.

(c)           Returning the Company Documents and Tangible Property.  Upon request of the Company and, in any event, upon termination of my Relationship with the Company, I will promptly surrender and deliver to the Company (and will not keep in my possession or deliver to anyone else) and agree not to use any Confidential Information, records, data, notes, reports, proposals, lists, correspondence, computer code, specifications, drawings, blueprints, sketches, flow diagrams, materials, equipment, devices or any other documents or property (including photocopies or other reproductions of any of the aforesaid items) of the Company.

(d)           Confidential Information of Third Parties. During my Relationship with the Company I may receive, under non-disclosure agreements agreed to by authorized representatives of the Company, information claimed by third parties to be their confidential information.  I agree that I will respect such agreements and will not disclose such information to any person or organization, except as is necessary in carrying out my work for the Company consistent with the Company’s agreement with such third parties.  At the request of the Company and, in any event, upon the termination of my Relationship with the Company, I will promptly surrender to the Company any such information.

4.             NON-USE OF PROPERTY OF THIRD PARTIES.  During my Relationship with the Company, I will not improperly use or disclose any confidential or proprietary information or property of any third party (including any former employer).

5.             NO PRIOR RESTRICTIONS.  I hereby represent and warrant that I am free to enter into or continue my Relationship with the Company and that there are no contracts or restrictive covenants preventing full performance of my duties.

6.             LIMITATIONS ON COMPETITIVE ACTIVITIES DURING RELATIONSHIP.  During my Relationship with the Company, I will not, alone or with others, directly or indirectly, work on, plan, prepare for, organize or engage in any consulting, employment or other business activity (whether or not for compensation) that is competitive with the business in which the Company is involved or may hereafter become involved, nor will I engage in any other activity that conflicts with my obligations to the Company.  Prior to working on, planning, preparing for, organizing or engaging in any consulting, employment or other business activity outside my Relationship with the Company, I will consult my manager or supervisor to ensure that no conflict of interest with the Company exists.

7.             PUBLISHING.  Unless approved by the Company in writing, I will not publish anything in the Company’s business areas of interest during my Relationship with the Company.

8.             NO GUARANTEE OF EMPLOYMENT.  I expressly acknowledge and agree that this is not an agreement by the Company to employ me, or otherwise engage my services, for any period, and unless otherwise expressly agreed in writing between me and the Company, my Relationship with the Company may be terminated at any time, with or without cause by either myself or the Company.  All of the terms of this Agreement shall survive any termination of my Relationship with the Company.

9.             NO EXPECTATION OF PRIVACY.  The Company retains the right, with or without cause or notice to me, to access or monitor all Computer Information, including but not limited to my e-mail and voice mail.

I agree that I have no reasonable expectation of privacy in the Computer Information and expressly waive any right of privacy or similar right in the Computer Information.  I agree that Computer Information is the sole and exclusive property of the Company.  Any of my files, e-mail or other Computer Information stored on the Company’s computer and/or communications systems shall become the property of the Company.  I agree that I shall not install or use encryption software on any of the Company’s computers without first obtaining written permission from my manager or supervisor.  I agree that I shall not use passwords or encryption keys that are unknown to my manager or supervisor.

10.           MISCELLANEOUS

(a)           Severability. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction to be wholly or partially unenforceable for any reason, such provision or portion thereof shall be considered separate from the remainder of this Agreement, which shall remain in full force and effect.

(b)           Waiver.  The Company’s waiver or failure to enforce any violation or provision of this Agreement shall not constitute a waiver of its rights hereunder with respect to any  other  or continuing violation or provision of this Agreement, and shall be effective only if in writing, signed by the Company, and then only in the specific instance and for the specific purpose given.

(c)           Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.  I agree that suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto may be brought in Superior Court, Maricopa County, Arizona, and for this purpose I hereby expressly and irrevocably consent to the jurisdiction of this court.

(d)           Successors.  This Agreement shall be for the benefit of and be binding upon:  i) my executors, heirs, legatees and personal representatives, and ii) the successors and assigns of the Company.

(e)           Entirety of Agreement.  This Agreement supersedes all prior agreements concerning Creations, Computer Information, Confidential Information, and the other matters referred to herein between myself and the Company.  No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by me and the Company.

Employee or Independent Contractor:

Signature

Print Name

Date

Accepted and agreed:

Poore Brothers, Inc.